Exhibit 3.32

Number 344906

Certificate of Incorporation

on change of name

I hereby certify that

RORAL LIMITED

having, by a Special Resolution of the Company, and with the approval of the Minister for Enterprise, Trade and Employment, changed its name, is now incorporated as a limited company under the name

CANWEST INTERNATIONAL DISTRIBUTION LIMITED

and I have entered such name on the Register accordingly.

Given under my hand at Dublin, this

Wednesday, the 28th day of January, 2004

[GRAPHIC APPEARS HERE]

for Registrar of Companies

Number : 344906	Duplicate Certificate

Certificate of Incorporation of a Company

I hereby certify, that

CANWEST INTERNATIONAL DISTRIBUTION LIMITED

originally called RORAL LIMITED

which name was changed to

CANWEST INTERNATIONAL DISTRIBUTION LIMITED

on Wednesday, the 28th day of January, 2004

each name change having been made by Special Resolution and with the Authority of the Minister for Enterprise, Trade and Employment.

was Incorporated under the Companies Acts, 1963 to 1999,

as a Limited Company, on

Wednesday, the 27th day of June, 2001.

Given under my hand at Dublin, this

Thursday, the 30th day of September, 2004.

[GRAPHIC APPEARS HERE]
Companies Act, 1963, sec. 370(1)	For Registrar of Companies

THE COMPANIES ACTS 1963 to 2003

COMPANY LIMITED BY SHARES

MEMORANDUM

and

ARTICLES OF ASSOCIATION

of

CANWEST INTERNATIONAL DISTRIBUTION LIMITED

(As amended by Special Resolution dated 15th January, 2004)

Incorporated: 27th June, 2001

A & L Goodbody

International Financial Services Centre,

North Wall Quay,

Dublin 1,

EAMA4027

COMPANIES ACTS, 1963 to 2003

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

CANWEST INTERNATIONAL DISTRIBUTION LIMITED

(As amended by Special Resolution dated 15th January, 2004)

1	The name of the company is CANWEST INTERNATIONAL DISTRIBUTION LIMITED.

2	The objects for which the company is established are:

2.1	To carry on the business or businesses of acquiring, disposing of, developing, producing, buying, selling, importing, exporting, distributing, promoting, marketing, using, supplying, leasing or taking leases of, creating, commissioning the creation of, and generally dealing in television programmes and programming of all kinds and descriptions, and to carry on such other business or businesses as may conveniently be carried on in connection with any of the foregoing.

2.2	To carry on any other business, except the issuing of policies of insurance, which may seem to the company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the company’s property or rights.

2.3	To invest any monies of the company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

2.4	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this company or carrying on any business capable of being carried on so as, directly or indirectly, to benefit this company.

2.5	To develop and turn to account any land acquired by the company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

2.6	To acquire and undertake the whole or any part of the business, property, goodwill and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which the company is authorized to carry on, or which can be conveniently carried on in connection with the same, or may seem calculated directly or indirectly to benefit the company.

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2.7	To employ the funds of the company in the development and expansion of the business of the company and all or any of its subsidiary or associated companies and in any other company whether now existing or hereafter to be formed and engaged in any like business of the company or any of its subsidiary or associated companies or of any other industry ancillary thereto or which can conveniently be carried on in connection therewith.

2.8	To lend money to such persons or companies either with or without security and upon such terms as may seem expedient.

2.9	To borrow or otherwise raise money or carry out any other means of financing, whether or not by the issue of stock or other securities, and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing.

2.10	To secure the payment of money or other performance of financial obligations in such manner as the company shall think fit, whether or not by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the company’s property, present or future, including its uncalled capital.

2.11	To adopt such means of making known the company and its products and services as may seem expedient.

2.12	To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of turn to account or otherwise deal with all or any part of the property, undertaking, rights or assets of the company and for such consideration as the company might think fit. Generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

2.13	To acquire and carry on any business carried on by a subsidiary or a holding company of the company or another subsidiary of a holding company of the company.

2.14	To provide services of any kind including the carrying on of advisory, consultancy, brokerage and agency business of any kind.

2.15	To guarantee, grant indemnities in respect of, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company, or by both such methods, the performance of the contracts or obligations of and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of any person, firm or company, including (without prejudice to the generality of the foregoing) any company which is for the time being the company’s holding company as defined by section 155 of the Companies Act. 1953, or another subsidiary as defined by the said section of the company’s holding company or otherwise associated with the company in business notwithstanding the fact that the company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

2.16	To amalgamate with any other company.

2.17	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trade marks, technology and know-how and the like conferring any exclusive or non-exclusive or limited right to use or any secret or other information as to any invention or technology which may seem capable of being used, for any of the purpose of the company or the acquisition of which may seem calculated directly or indirectly to benefit the company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property rights or information so acquired.

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2.18	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture or otherwise with any person or company or engage in any business or transaction capable of being conducted so as directly or indirectly to benefit the company.

2.19	To grant pensions or gratuities (to include death benefits) to any officers or employees or ex-officers to ex-employees of the company, or its predecessors in business or the relations, families or dependants of any such persons, and to establish or support any non-contributory or contributory pension or superannuation funds, any associations, institutions, clubs, buildings and housing schemes, funds and trusts which may be considered calculated to benefit any such persons or otherwise advance the interests of the company or of its members.

2.20	To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this company or for any other purpose with may seem directly or indirectly calculated to benefit this company.

2.21	To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares in the company’s capital or any debentures, debenture stock or other securities of the company, or in or about the formation or promotion of the company or the conduct of its business.

2.22	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, letters of credit and other negotiable or transferable instruments.

2.23	To undertake and execute any trusts the undertaking whereof may seem desirable, whether gratuitously or otherwise.

2.24	To procure the company to be registered or recognised in any country or place.

2.25	To promote freedom of contract and to counteract and discourage interference therewith, to join any trade or business federation, union or association, with a view to promoting the company’s business and safeguarding the same.

2.26	To do all or any of the above things in any part of the world as principal, agent, contractor, trustee or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others.

2.27	To distribute any of the property of the company in specie among the members.

2.28	To do all such other things as the company may think incidental or conductive to the attainment of the above objects or any of them.

NOTE A:   The objects specified in each paragraph of this clause shall, except where otherwise expressed in such paragraph, be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph.

NOTE B:   It is hereby declared that the word “company” in this clause (except where it refers to this company) will be deemed to include any partnership or other body of persons, whether or not incorporated and whether formed in Ireland or elsewhere.

3.	The liability of the members is limited.

4.	The share capital of the Company is Euro10,000 divided into 10,000 shares of Euro1.00 each.

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We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of shares taken by each Subscriber
Goodbody Subscriber One Limited	One

International Financial Service Centre, North Wall Quay, Dublin 1.

Limited Liability Company

Total: One
Dated the 21st day of June, 2001

Witness to the above signatures:
Conor O’Reilly
25-28 North Wall Quay,
Dublin 1.

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